EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (File No. 33-78166) of our reports dated April 12, 1996, on our audits of (i) the statements of assets to be sold and related statements of vessel operations of Seal Fleet, Inc. and Subsidiaries and (ii) the combined statements of vessel operations of Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., Baltic Seal Partners, Ltd., Bengal Seal Partners, Ltd., and Ross Seal Partners, Ltd. We also consent to the reference to our firm under the caption "Experts."


                                          PANNELL KERR FORSTER OF TEXAS, P.C.


Houston, Texas
July 10, 1996